UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2010

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)          Compensatory Arrangements of Certain Officers

On October 21, 2010, Cantel Medical Corp. (the “Company”) amended the Executive Severance Agreements, each dated as of January 1, 2010, between the Company and its executive officers, Andrew A. Krakauer (President and Chief Executive Officer), Seth R. Segel (Executive Vice President), Craig A. Sheldon (Senior Vice President, Chief Financial Officer and Treasurer), Eric W. Nodiff (Senior Vice President, General Counsel and Secretary), and Steven C. Anaya (Vice President and Controller).  On the same date, Minntech Corporation (“Minntech”), a subsidiary of the Company, approved an amendment to the Executive Severance Agreement dated February 11, 2010 with Roy K. Malkin (President and Chief Executive Officer of Minntech).

The amendments provide for the automatic, accelerated vesting of all outstanding options/restricted stock held by an Executive upon termination of his employment by the Company (or subsidiary) without cause. The amendments were effected through a memorandum from the Company to said executives.  The foregoing description of the amendments to the Severance Agreements is qualified in its entirety to the full text of the memorandum attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 8.01               Other Events.

On October 21, 2010, the Company announced that its Board of Directors declared an increase in its semiannual cash dividend from $0.05 to $0.06 per share of outstanding common stock payable on January 28, 2011, to stockholders of record as of the close of business on January 14, 2011.

The Company’s press release dated October 21, 2010, announcing this cash dividend is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01               Financial Statements, Pro-Forma Financial Information and Exhibits

(d)                                 Exhibit

10.1                           Memorandum from President and CEO to executives of the Company amending Severance Agreements.

99.1                           Press release of Registrant dated October  21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
President and CEO

Dated: October 26, 2010